Exhibit 10.16

YESWAY, INC.

2026 INCENTIVE AWARD PLAN

PERFORMANCE STOCK UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Performance Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2026 Incentive Award Plan (as amended from time to time, the “Plan”) of Yesway, Inc. (the “Company”).

The Company hereby grants to the participant listed below (“Participant”) the performance-based Restricted Stock Units described in this Grant Notice (the “Performance Stock Units”, or “PSUs”), subject to the terms and conditions of the Plan and the Performance Stock Unit Agreement attached hereto as Exhibit A and the Achievement and Vesting Terms set forth in Exhibit B (collectively, the “Agreement”), both of which are incorporated into this Grant Notice by reference. [Each PSU is hereby granted in tandem with a corresponding dividend equivalent to the extent a portion of such PSU is vested, as further described in Article II of the Agreement (the “Dividend Equivalents”).]1

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Total Number of PSUs:	[Insert Total Number of PSUs]

Vesting Schedule:	Subject to Section 2.2 of the Agreement, the PSUs shall vest as provided in Exhibit B attached hereto.

By Participant’s acceptance hereof (whether written, electronic or otherwise), Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice and the Agreement.

YESWAY, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

1 Note to Draft: To include if dividend equivalents will be granted in tandem.

Exhibit A

TO PERFORMANCE STOCK UNIT GRANT NOTICE

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of PSUs set forth in the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1         Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a)        “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(b)        “Participating Company” shall mean the Company or any of its parents or Subsidiaries.

Section 1.2         Incorporation of Terms of Plan. The PSUs and the shares of Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan (including, without limitation, Section 10.6 thereof), which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
AWARD OF PERFORMANCE STOCK UNITS

Section 2.1         Award of PSUs [and Dividend Equivalents]

(a)        In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of PSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan. Each PSU represents the right to receive Shares determined in accordance with Exhibit B at the times and subject to the conditions set forth herein. However, unless and until any PSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the PSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b)       [The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each PSU granted pursuant to the Grant Notice for all ordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable PSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each PSU shall be equal to the amount of cash that is paid as a dividend on one Share. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional PSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. Each additional PSU that results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions that apply to the underlying PSU to which such additional PSU relates.]

Section 2.2         Vesting of PSUs [and Dividend Equivalents].

(a)        Subject to Section 2.2(b) hereof, the PSUs shall vest in such amounts and upon achievement of such conditions as are set forth in Exhibit B. [Each additional PSU that results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) shall vest whenever the underlying PSU to which such additional PSU relates vests.]

(b)        In the event Participant incurs a Termination of Service, except as may be otherwise provided in that certain Yesway, Inc. Amended and Restated Executive Severance Plan (as amended from time to time, the “Severance Plan”), if applicable, or by the Administrator or as set forth in a written agreement between Participant and the Company , Participant shall immediately forfeit any and all PSUs [and Dividend Equivalents] granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such PSUs [and Dividend Equivalents] that are not so vested shall lapse and expire. For the avoidance of doubt, to the extent applicable to the Participant, the PSUs shall be subject to any more favorable accelerated or continued vesting as set forth in the Severance Plan.

Section 2.3         Distribution or Payment of PSUs.

(a)        Participant’s vested PSUs shall be distributed in Shares (either in book-entry form or otherwise) as soon as administratively practicable following the vesting of the applicable PSU pursuant to Section 2.2 (but in no event later than March 15th of the year following the year of such vesting). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of PSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b)        All distributions shall be made by the Company in the form of whole Shares.

Section 2.4         Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.

Section 2.5         Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)        The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:

(i)             by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii)            by the deduction of such amount from other compensation payable to Participant;

(iii)           with respect to any withholding taxes arising in connection with the vesting or settlement of the PSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Common Stock otherwise issuable pursuant to the PSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv)          with respect to any withholding taxes arising in connection with the vesting or settlement of the PSUs, with the consent of the Administrator, by tendering to the Company vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v)           with respect to any withholding taxes arising in connection with the vesting or settlement of the PSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable to Participant pursuant to the PSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)          in any combination of the foregoing.

(b)        With respect to any withholding taxes arising in connection with the PSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section ARTICLE II(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section ARTICLE II(a)(ii) or Section ARTICLE II(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Common Stock issuable with respect to the PSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the PSUs or any other taxable event related to the PSUs.

(c)        In the event any tax withholding obligation arising in connection with the PSUs will be satisfied under Section ARTICLE II(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Common Stock then issuable to Participant pursuant to the PSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section ARTICLE II(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Common Stock in settlement of the PSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(d)        Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the PSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability.

Section 2.6         Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

Section 2.7         Restrictive Covenants; Forfeiture. The Participant hereby acknowledges and agrees that any restrictive covenants or similar written agreements (the “Restrictive Covenant Agreements”) between such Participant and the Company or any other Participating Company are incorporated herein by reference, and that such agreements, as applicable, remain in full force and effect. In the event the Participant materially breaches any Restrictive Covenant Agreement or any other written covenants between such Participant and any Participating Company, the Participant shall immediately forfeit any and all PSUs [and Dividend Equivalents] granted under this Agreement (whether or not vested), and Participant’s rights in any such PSUs [and Dividend Equivalents] shall lapse and expire. For the avoidance of doubt, such forfeiture, lapse and expiration shall not limit the Participating Companies’ ability to seek other remedies for such breach.

ARTICLE III.

OTHER PROVISIONS

Section 3.1         Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 3.2         PSUs Not Transferable. The PSUs shall be subject to the restrictions on transferability set forth in Section 9.1 of the Plan.

Section 3.3         Adjustments. The Administrator may accelerate the vesting of all or a portion of the PSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Article VIII of the Plan.

Section 3.4         Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (to Participant only) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.5         Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.6         Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.7         Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 3.8         Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of Participant.

Section 3.9         Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.10       Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the PSUs [(including PSUs that result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents], the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.11       Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (a) expressly provided otherwise in a written agreement between a Participating Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 3.12       Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto), constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 3.13       Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A and shall be interpreted consistent with such intent. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Section 3.14       Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 3.15       Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs [and Dividend Equivalents].

Section 3.16       Clawback. The PSUs (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or settlement of the PSUs or the receipt or resale of any Shares underlying the PSUs) will be subject to any Company claw-back policy as in effect from time to time, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

Section 3.17       Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

* * * * *

Exhibit B

TO PERFORMANCE STOCK UNIT GRANT NOTICE

VESTING SCHEDULE

1.	Subject to Section 2.2(b) of the Agreement and Section 4 below, the applicable amount of the Total Number of PSUs will be earned and vest during the Performance Period as follows:

a.	Fifty percent (50%) of the Total Number of PSUs (the “First Tranche Units”) will vest on the later to occur of (a) the second anniversary of the IPO Effective Date and (b) the day following the date on which the Average Closing Price equals or exceeds the stock price hurdle of $[___][2] (the “First Tranche Stock Price Hurdle”) during the Performance Period (the date of such vesting, the “First Tranche Vesting Date”).

b.	The remaining fifty percent (50%) of the Total Number of PSUs (the “Second Tranche Units”) will vest on the later to occur of (a) the third anniversary of the IPO Effective Date and (b) the day following the date on which the Average Closing Price equals or exceeds the stock price hurdle of $[___][3] (the “Second Tranche Stock Price Hurdle” and together with the First Tranche Stock Price Hurdle, the “Stock Price Hurdles”) (the date of such vesting, the “Second Tranche Vesting Date”, and together with the First Tranche Vesting Date, the “Vesting Dates”).

c.	For the avoidance of doubt, (i) each Stock Price Hurdle may be achieved only once during the Performance Period and (ii) more than one Stock Price Hurdle may be achieved on a particular date. No linear interpolation will be applied if the Average Closing Price falls between the two Stock Price Hurdles, subject to Section 4 below. In the event of any transaction or event described in Section 8.2 of the Plan or an Equity Restructuring, the Stock Price Hurdles set forth above shall be equitably adjusted by the Administrator in its discretion.

2.	The Administrator, in its sole discretion, shall determine whether the applicable Stock Price Hurdle has been achieved. The Administrator’s determination of the achievement of any such Stock Price Hurdle will be final, binding and conclusive on the Participant.

3.	If either the First Tranche Units or the Second Tranche Units remain unvested as of the expiration of the Performance Period, such PSUs shall be forfeited automatically for no consideration as of the expiration of the Performance Period.

4.	Notwithstanding the foregoing, in the event a Change in Control (as defined in the Plan) occurs during the Performance Period and the Stock Price Hurdle for any applicable tranche of PSUs has not been achieved prior to the date of such Change in Control, then if the price per Share of Class A Common Stock received or to be received by the Company’s stockholders in connection with such Change in Control, as determined by the Administrator in its sole discretion (the “Change in Control Price”), equals or exceeds the applicable Stock Price Hurdle, the Stock Price Hurdle shall be deemed achieved as of the date of the Change in Control and the corresponding tranche of PSUs will become vested as of such Change in Control (but without regard for whether any corresponding service requirement described above in Section 1 has been achieved); provided, that if the Change in Control Price falls between the Stock Price Hurdles set forth above, then the number of vested PSUs shall be determined using linear interpolation based on the Change in Control Price actually achieved. Any tranches of PSUs for which the Stock Price Hurdle has not been met upon a Change in Control shall thereupon be automatically forfeited.

2 Note to Draft: To equal 1.5x the IPO price

3 Note to Draft: To equal 2x the IPO price

5.	Any Shares issuable with respect to the earned and vested PSUs will be distributed to the Participant in accordance with Section 2.3 of the Agreement. In no event will more than the Total Number of PSUs subject to this Award vest pursuant to this Exhibit B.

6.	Definitions.

a.	“Average Closing Price” means the volume-weighted average price per Share of the Company’s Class A common stock for any thirty (30) consecutive trading day-period commencing during the Performance Period and ending on or prior to the final day of the Performance Period, as reported by the principal national securities exchange on which such stock is then listed. For purposes of the foregoing, if there is no trading in Shares on a trading day during any thirty (30) consecutive trading day-period, the per-Share closing price on such date shall be deemed to be the per-Share closing price on the most recent date prior to such trading date on which trading in the Shares occurred.

b.	“IPO Effective Date” means the date of effectiveness of the registration statement on Form S-1 to be filed with the Securities and Exchange Commission in connection with the Company’s initial public offering.

c.	“Performance Period” means the period beginning on the IPO Effective Date and ending on the fifth anniversary of such date.